Exhibit 1.01

Conflict Minerals Report of Cavium, Inc.

for the year ended December 31, 2016

This report is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to “conflict minerals.” As of the date this report is filed with the SEC “conflict minerals” for purposes of the Rule and this report are defined as columbite-tantalite, cassiterite, gold, wolframite, and their derivatives, which are limited to tantalum, tin, and tungsten. The Rule imposes certain reporting obligations on SEC registrants when conflict minerals are necessary to the functionality or production of their products, including disclosure of whether any of the conflict minerals originated in the Democratic Republic of the Congo or an adjoining country (collectively the “Covered Countries”).

This report has been prepared by management of Cavium, Inc. (herein referred to as “Cavium,” the “Company,” “we,” “us,” or “our”). The information includes the activities of all majority-owned subsidiaries, including QLogic Corporation, which we acquired in August 2016.

Company Overview

We are a provider of highly integrated semiconductor processors that enable intelligent processing for wired and wireless infrastructure and cloud for networking, communications, storage, and security applications. Our products consist of multi-core processors for embedded and data center applications, network connectivity for server and switches, storage connectivity, and security processors for offload and appliance. A range of our products also include a rich suite of embedded security protocols that enable unified threat management, or UTM, secure connectivity, network perimeter protection, and deep packet inspection. We sell our products to networking original equipment manufacturers, or OEMs, that sell into the enterprise, datacenter, service provider, and broadband and consumer markets. We also sell our products through channels, original design manufacturers, or ODMs, as well as direct sales to mega data centers. In the enterprise market, our products are used in routers, switches, storage appliances, server connectivity for networking and storage, wireless local area networks, or WLAN, and UTM. In the datacenter market, our products are used in servers for data and storage connectivity as well as security offload and server load balancers. In the service provider market in wired infrastructure our products are used in edge routers, cable modem termination system head-ends, and media gateways, and in wireless infrastructure in 3G/4G/5G base stations, radio network controllers, micro/macro cell, evolved packet core nodes, and CloudRAN. In the broadband and consumer market our products are used in home gateways, wireless high-definition multimedia interface, WLAN, small office/home office, and UTM. Several of our products are systems on a chip, which incorporate single or multiple processor cores, a highly integrated architecture and customizable software that is based on a broad range of standard operating systems.

Supply Chain Overview

We focus our resources on the design, sales and marketing of our products, and outsource the manufacturing of our products. Since we outsource manufacturing of our products, we do not purchase raw ore or unrefined conflict minerals nor do we engage in the actual mining of conflict minerals, therefore we are many steps removed in the supply chain from the mining of conflict minerals.

The origin of conflict minerals cannot be determined with any certainty once the ores are smelted, refined and converted to ingots, bullion or other conflict minerals containing derivatives. The smelters and refiners are consolidating points for ore and are in the best position in the supply chain to know the origin of the ores. In order to manage the task of determining the source of necessary conflict minerals in our products, we rely upon our suppliers to provide information on the origin of the conflict minerals contained in components and materials supplied to us, including identification of smelters and refiners of conflict minerals that are supplied to them. Our suppliers are expected to provide the conflict mineral sourcing information to us per our Environmental and Conflict Mineral Program.

Reasonable Country of Origin Inquiry

Pursuant to the Rule, we conducted a good faith country of origin inquiry, or RCOI, that was reasonably designed to determine whether any of the conflict minerals necessary to the functionality or production of our products originated in the Covered Countries or were from recycled or scrap sources.

We conducted a survey of our suppliers that may contribute necessary conflict minerals to our products using the Conflict-Free Sourcing Initiative (“CFSI”) Reporting Template (the “CMRT”) to obtain country of origin information for any conflict minerals that may be in our products. The CMRT is a standardized reporting template that was developed to facilitate the transfer of information through the supply chain regarding smelters that provide material to a company’s supply chain and mineral country of origin.

We received responses from suppliers accounting for 93.88% of the aggregate components used in our in-scope products. In their responses our suppliers identified various smelters that may have processed conflict minerals for our products. We compared our suppliers’ responses with data provided by CFSI’s Conflict-Free Smelter Program (the “CFSP”).

Based on our direct suppliers’ responses to our RCOI we had reason to believe that some of the necessary conflict minerals used in our products may have originated in the Covered Countries and may not have come from recycled or scrap sources.

Design of Due Diligence

Our conflict minerals due diligence program is designed to conform in all material respects with the framework provided by The Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold and for tantalum, tin, and tungsten (collectively, the “OECD Guidance”).

Due Diligence Performed

Summarized below are the due diligence measures we performed for the reporting period on the source and chain of custody of necessary conflict minerals which we had reason to believe may have originated from Covered Countries and may not have come from recycled or scrap sources as they relate to the five-step framework set forth in the OECD Guidance:

OECD Guidance Step 1: Establish strong company management systems

•	We adopted and publicly communicated our Policy on Corporate Social and Environmental Responsibility and Conflict Mineral Policy, which can be found on our website.

•	We assembled an internal conflict minerals team, with representation from our operations, legal, and quality supply chain management departments which report to executive management.

•	We used a system of control and transparency over our conflict minerals supply chain management process. We engaged a third-party conflict mineral due diligence service provider which utilized an in-house software program tool that compiles supplier CMRT data collected and validated for Cavium. We also worked directly with some suppliers to compile CMRT data, which was then aggregated with the results from our service provider.

•	We adopted our Environmental and Conflict Mineral Program which requires our suppliers to submit information to us, including regarding conflict minerals, and we communicated our conflict minerals supplier requirements to our direct suppliers. We require our direct suppliers comply with our conflict mineral requirements.

•	As outlined in our Code of Conduct, we maintained a telephone number to allow internal reporting about any matter of concern, including those related to conflict minerals.

OECD Guidance Step 2: Identify and assess risk in the supply chain

•	We identified relevant direct suppliers that supplied products to us that may contain conflict minerals.

•	We conducted a supply chain survey by using the CMRT, requesting such suppliers to provide information regarding smelters and refiners in our supply chain as well as country of origin information.

•	We reviewed supplier responses for completeness and accuracy and we provided suppliers with feedback on responses containing errors, inconsistencies or incomplete information.

•	We compared smelters and refiners identified in the supplier responses with the CFSI list of processing facilities that received a “conflict-free” designation under the CFSP.

•	We contacted non-responsive suppliers, requesting their responses.

OECD Guidance Step 3: Design and implement a strategy to respond to risk

•	We held conflict minerals team meetings to, among other things, review our conflict minerals program, any potential or actual risks identified during due diligence, and the status of supplier responses.

•	We identified risks in our supply chain.

•	We developed risk mitigation measures on a case-by-case basis and the conflict minerals team monitored progress at meetings; and when such risk mitigation measures did not meet conflict minerals team requirements, the team escalated items to senior members of the team for additional support.

•	We encouraged, typically through our direct suppliers or our large OEM customers, certain smelter and refiner facilities that have not received a “conflict-free” designation from an independent third-party audit program to participate in the CFSP.

•	We followed a risk mitigation response plan to monitor and track unresponsive suppliers and/or incomplete or inaccurate supply chain information.

•	We requested that certain suppliers remove specific smelters or refiners from their supply chain that we deemed to be high-risk.

OECD Guidance Step 4: Independent third-party audit of smelter/refiner’s due diligence practices

•	Because we do not source directly from processing facilities, we relied on publicly available results of third party audits of smelters and refiners, such as CFSI, to validate the sourcing practices of such facilities in our supply chain.

OECD Guidance Step 5: Report annually on supply chain due diligence

•	We file our Form SD and Conflict Mineral Report with the SEC on an annual basis and make it available on our website.

•	We publicly communicate our Policy on Corporate Social and Environmental Responsibility and Conflict Mineral Policy, which can be found on our website.

Results of Due Diligence

In connection with our RCOI and due diligence, our suppliers identified for us certain smelters and refiners that may have processed the necessary conflict minerals contained in our in-scope products for 2016. Due to our position in the supply chain, which we discuss above, we rely on our suppliers for accurate smelter and refiner information. Our due diligence measures cannot provide absolute certainty regarding the source and chain of custody of the necessary conflict minerals contained in our 2016 in-scope products. Not all of the included smelters and refiners may have processed the necessary conflict minerals contained in our in-scope products, since some suppliers reported at a “company level,” meaning that they reported the conflict minerals contained in all of their products, not just those in the products sold to Cavium. Some suppliers also may have reported smelters and refiners that were not in Cavium’s supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the identified smelters and refiners likely do not include all of the smelters and refiners in Cavium’s supply chain, since some suppliers did not identify any smelters or refiners and because not all suppliers responded to Cavium’s inquiries.

Through our review of supplier CMRT responses and comparison of those responses against the April 26, 2017 version of the CFSI smelter list, we identified an aggregate of 294 smelters used in connection with the supply of components to Cavium. 290 of these smelters have been recognized under the CFSP as being legitimate smelters and 242 are on the CFSI’s list certified Conflict Free Smelters and considered to be conflict free. A list of smelters in our supply chain that the CFSI has determined to be legitimate facilities is attached hereto as Appendix A.

We requested country of origin information from each of our direct suppliers for the purposes of determining the source and chain of custody of the necessary conflict minerals in our supply chain. We also relied on country of origin information provided by the CFSI when available. While some of our suppliers reported the names or countries of sourcing mines, many were unable to obtain mine or location of origin information for their necessary conflict minerals. Therefore, we were unable to ascertain the country of origin of all of the conflict minerals in our products for the year ended December 31, 2016.

Steps We Will Take to Mitigate Risk and Improve Due Diligence

In the future we will try to develop and improve our due diligence process including furthering accountability within our supply chain.

In order to mitigate any risk that the necessary conflict minerals in Cavium products could benefit armed groups in the Covered Countries, we intend to:

•	increase the frequency of our supplier survey and validate the information we receive from suppliers;

•	engage with suppliers to improve supplier responses;

•	enhance our smelter validation process by partnering and collaborating with other CFSI members to verify the status of smelters and refiners that are identified by our suppliers;

•	encourage direct suppliers to use smelters that are CFSP compliant, adhere to our Environmental and Conflict Mineral Program and assist us in obtaining survey responses from unresponsive downstream suppliers; and

•	enhance internal and supplier training.

Inherent Limitations of Due Diligence

As a result of our downstream position in the supply chain of conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals in our products. Our due diligence processes are based on the necessity of seeking data from our suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the conflict minerals. We also rely on information regarding smelter status collected and provided through independent third party audit programs. Such information may yield inaccurate or incomplete information and may be subject to fraud.

Another complicating factor is the unavailability of country of origin information from our suppliers on a continuous, real-time basis. The supply chain of conflict minerals is a multi-step process operating more or less on a daily basis, with ore delivered to smelters and refiners, smelters and refiners smelting or refining ores into metal containing derivatives, derivatives being shipped, sold and stored in numerous market locations around the world and distributors and purchasers holding varying amounts of the derivatives in inventory. As a result, we ask that the data from our suppliers cover the entire reporting year.

The historical statements contained in this report are based on information available to us at the time of the filing of the Form SD to which this report relates. This report also contains forward-looking statements, including our plans to mitigate risk, improve our programs and improve our processes, which are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include: we may fail to carry out these plans in a timely manner or at all; these plans may not be effective; our suppliers, their respective suppliers and smelters, our industry peers or industry groups may not cooperate with us in our efforts to carry out these steps; these steps may not be effective in mitigating the risk that conflict minerals used in our products benefit armed groups; or other risks detailed from time-to-time in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent quarterly report on Form 10-Q. We do not intend to update the information contained in this report.

Appendix A

Metal	Smelter Name	Smelter Location
Gold	Advanced Chemical Company*	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Al Etihad Gold Refinery DMCC*	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	BRAZIL
Gold	Argor-Heraeus S.A.*	SWITZERLAND
Gold	Asahi Pretec Corp.*	JAPAN
Gold	Asahi Refining Canada Ltd.*	CANADA
Gold	Asahi Refining USA Inc.*	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners*	SOUTH AFRICA
Gold	Aurubis AG*	GERMANY
Gold	Bangalore Refinery*	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold	Cendres + Métaux S.A.*	SWITZERLAND
Gold	Chimet S.p.A.*	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.*	KOREA (REPUBLIC OF)
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DODUCO GmbH*	GERMANY
Gold	Dowa*	JAPAN
Gold	DSC (Do Sung Corporation)*	KOREA (REPUBLIC OF)
Gold	Eco-System Recycling Co., Ltd.*	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation*	UNITED STATES OF AMERICA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Ltd. Hong Kong*	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Co., Ltd.*	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedź Spółka Akcyjna*	POLAND
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Korea Zinc Co., Ltd.*	KOREA (REPUBLIC OF)
Gold	Kyrgyzaltyn JSC*	KYRGYZSTAN
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.*	KOREA (REPUBLIC OF)
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion*	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.*	CHINA
Gold	Metalor Technologies S.A.*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES OF AMERICA
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA
Gold	Modeltech Sdn Bhd*	MALAYSIA
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	TURKEY
Gold	Navoi Mining and Metallurgical Combinat*	UZBEKISTAN
Gold	Nihon Material Co., Ltd.*	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold	PAMP S.A.*	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA

Gold	PX Précinox S.A.*	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation*	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint*	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Samduck Precious Metals*	KOREA (REPUBLIC OF)
Gold	Samwon Metals Corp.	KOREA (REPUBLIC OF)
Gold	SAXONIA Edelmetalle GmbH*	GERMANY
Gold	Schone Edelmetaal B.V.*	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.*	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold	Singway Technology Co., Ltd.*	TAIWAN, PROVINCE OF CHINA
Gold	So Accurate Group, Inc.*	UNITED STATES OF AMERICA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.*	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	T.C.A S.p.A*	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV*	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom*	KOREA (REPUBLIC OF)
Gold	Umicore Brasil Ltda.*	BRAZIL
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES OF AMERICA
Gold	Valcambi S.A.*	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint*	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH*	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.*	JAPAN
Gold	Yokohama Metal Co., Ltd.*	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery*	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry*	CHINA
Tantalum	D Block Metals, LLC*	UNITED STATES OF AMERICA
Tantalum	Duoluoshan*	CHINA
Tantalum	Exotech Inc.*	UNITED STATES OF AMERICA

Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	FIR Metals & Resource Ltd.*	CHINA
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Tantalum	H.C. Starck Co., Ltd.*	THAILAND
Tantalum	H.C. Starck GmbH Goslar*	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Inc.*	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.*	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.*	UNITED STATES OF AMERICA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	Jiangxi Tuohong New Raw Material*	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	KEMET Blue Metals*	MEXICO
Tantalum	KEMET Blue Powder*	UNITED STATES OF AMERICA
Tantalum	King-Tan Tantalum Industry Ltd.*	CHINA
Tantalum	LSM Brasil S.A.*	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Mineração Taboca S.A.*	BRAZIL
Tantalum	Mitsui Mining & Smelting*	JAPAN
Tantalum	Molycorp Silmet A.S.*	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	Power Resources Ltd.*	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
Tantalum	QuantumClean*	UNITED STATES OF AMERICA
Tantalum	Resind Indústria e Comércio Ltda.*	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.*	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.*	JAPAN
Tantalum	Telex Metals*	UNITED STATES OF AMERICA
Tantalum	Tranzact, Inc.*	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.*	CHINA
Tin	Alpha*	UNITED STATES OF AMERICA
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA
Tin	China Tin Group Co., Ltd.*	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.*	BRAZIL

Tin	CV Ayi Jaya*	INDONESIA
Tin	CV Dua Sekawan*	INDONESIA
Tin	CV Gita Pesona*	INDONESIA
Tin	CV Serumpun Sebalai*	INDONESIA
Tin	CV Tiga Sekawan*	INDONESIA
Tin	CV United Smelting*	INDONESIA
Tin	CV Venus Inti Perkasa*	INDONESIA
Tin	Dowa*	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company*	VIET NAM
Tin	Elmet S.L.U.*	SPAIN
Tin	EM Vinto*	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals*	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant*	CHINA
Tin	Gejiu Jinye Mineral Company*	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC*	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.*	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.*	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tin	Melt Metais e Ligas S.A.*	BRAZIL
Tin	Metallic Resources, Inc.*	UNITED STATES OF AMERICA
Tin	Metallo-Chimique N.V.*	BELGIUM
Tin	Mineração Taboca S.A.*	BRAZIL
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Modeltech Sdn Bhd*	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.*	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company*	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	Operaciones Metalurgical S.A.*	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera*	INDONESIA
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Bangka Prima Tin*	INDONESIA
Tin	PT Bangka Tin Industry*	INDONESIA

Tin	PT Belitung Industri Sejahtera*	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT DS Jaya Abadi*	INDONESIA
Tin	PT Eunindo Usaha Mandiri*	INDONESIA
Tin	PT Inti Stania Prima*	INDONESIA
Tin	PT Karimun Mining*	INDONESIA
Tin	PT Kijang Jaya Mandiri*	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT O.M. Indonesia*	INDONESIA
Tin	PT Panca Mega Persada*	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Sukses Inti Makmur*	INDONESIA
Tin	PT Sumber Jaya Indah*	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur*	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok*	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	PT Tommy Utama*	INDONESIA
Tin	Resind Indústria e Comércio Ltda.*	BRAZIL
Tin	Rui Da Hung*	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.*	BRAZIL
Tin	Thaisarco*	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC*	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.*	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CHINA
Tin	Yunnan Tin Company Limited*	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.*	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.*	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd. *	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	H.C. Starck GmbH*	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG*	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION

Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
Tungsten	Kennametal Fallon*	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville*	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten	Moliren Ltd*	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC*	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	VIET NAM
Tungsten	Unecha Refractory metals plant*	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG*	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.*	KOREA (REPUBLIC OF)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CHINA

*	Indicates smelter was audited and found compliant with the relevant CFSP protocol or was actively engaged in the audit program but not yet compliant.